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               Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
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                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301


                           Direct Line: (954) 766-7819


                                 April 24, 1997


Aquagenix, Inc.
6500 N.W. 15th Avenue
Fort Lauderdale, FL  33309

      Re: Registration Statement on Form S-8 for Aquagenix, Inc.'s 1994 Employee Stock Option Plan and Amended and Restated Directors Stock Option Plan

Ladies and Gentlemen:

      On the date hereof, Aquagenix, Inc., a Delaware corporation (the "Company"), sent for filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to an additional 700,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to stock options ("Options") granted or to be granted under the Company's 1994 Employee Stock Option Plan (the "1994 Plan") and the Amended and Restated Directors Stock Option Plan (the "Directors Plan"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

      In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company; (ii) records of corporate proceedings of the Company authorizing and increasing the amount of shares of Common Stock available for issuance pursuant to the 1994 Plan and Amended and Restated Directors Plan;
(iii) the  Registration  Statement  and  exhibits  thereto;  and (iv) such other

Aquagenix, Inc.
April 24, 1997
Page 2


documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

      Based upon the foregoing examination, we are of the opinion that the Company presently has available at least 700,000 shares of authorized and unissued Common Stock from which the 700,000 shares of Common Stock proposed to be sold pursuant to the exercise of Options granted under the 1994 Plan and the Directors Plan may be issued. In addition, assuming that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance to those persons who exercise their Options, and that the consideration for the underlying shares of Common Stock issued pursuant to the Options is actually received by the Company as provided in the 1994 Plan and the Directors Plan, we are of the opinion that the shares of Common Stock issued pursuant to the exercise of Options granted under and in accordance with the terms of the 1994 Plan and the Directors Plan will be duly and validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Sincerely

                              ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                              /S/ ATLAS, PEARLMAN, TROP & BORKSON,  P.A.



RB/lgk